Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.610.2900
ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER OF 2004

REDWOOD SHORES, Calif. – October 21, 2004 – Avistar Communications Corporation (NASDAQ: AVSR), a provider of enterprise video communication solutions, today announced financial results for the three and nine months ended September 30, 2004.

Revenue for the three months ended September 30, 2004 was $1.5 million, compared to revenue of $1.7 million for the three months ended June 30, 2004 and $2.0 million for the three months ended September 30, 2003.  For the three months ended September 30, 2004, gross margin was 42% compared to 51 % for the three months ended June 30, 2004 and 53 % for the three months ended September 30, 2003.

Avistar reported a net loss of $2.3 million, or $0.07 per basic and diluted share, for the three months ended September 30, 2004.  Avistar reported a net loss of $2.2 million, or $0.07 per basic and diluted share, for the three months ended June 30, 2004 and $1.3 million, or $0.05 per basic and diluted share, for the three months ended September 30, 2003.

Revenue for the nine months ended September 30, 2004 was $4.6 million, compared to revenue of $5.2 million for the nine months ended September 30, 2003.  Avistar reported a net loss of $6.6 million, or $0.20 per basic and diluted share, for the nine months ended September 30, 2004.  For the nine months ended September 30, 2003, Avistar reported a net loss of $6.5 million, or $0.26 per basic and diluted share.

As of September 30, 2004, Avistar had cash and cash equivalents of $4.8 million, with $750,000 of that balance representing an advance from our line of credit with Comerica Bank – California.

“The just-completed quarter saw a major product milestone with the introduction of our internet protocol (I.P.) desktop unit in August.  This product expansion provides flexibility to our customers in tailoring their collaborative video solution to the developing capabilities of their network infrastructure,” stated Gerald J. Burnett, chairman and chief executive officer of Avistar. “An additional, upcoming milestone is the scheduled trial date of January 24, 2005 for our subsidiary’s patent infringement case against Polycom, Inc.  This action has required a good deal of resource and management attention over the past two years. Although the outcome is not certain, based on developments over that period of time we continue to believe in the strength of our case.”

“Our third quarter results were largely consistent with recent performance,” said Robert J. Habig, chief financial officer of Avistar.  “We continue to see increasing interest in our networked video solution and operating system functionality, constrained by continued caution in the procurement decision-

making function. The vacation months of summer provided an additional, seasonal challenge to finalizing pending deals during our third quarter.”

About Avistar Communications Corporation

Avistar develops, markets and supports video collaboration solutions for the enterprise, all powered by the AvistarVOS™ software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast, and document sharing.  Avistar delivers on vBusiness - video-enabling business - by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises.

Founded in 1993, Avistar Communications Corporation is headquartered in Redwood Shores, California, with sales offices in New York and London.  Avistar’s technology is used in more than 35 countries. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform as well as multiple software and hardware video collaboration products.  For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding the trial date, impact and outcome of CPI’s litigation with Polycom and statements regarding market interest in our products, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as unforeseen developments and judicial determinations in CPI’s litigation with Polycom, Inc., market acceptance of Avistar’s new and existing products, conditions in the financial services sector, which influences the length of Avistar’s sales cycle and its ability to successfully complete product sales, Avistar’s dependence on a few customers for a majority of its revenue, the impact of competitive products and pricing, and the adequacy of Avistar’s cash resources and continued ability to borrow and /or raise additional equity. As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

~ financial statements follow ~

Copyright © 2004 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and nine months ended September 30, 2004 and 2003

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(unaudited)		(unaudited)
Revenue:
Product	$713	$837	$2,189	$2,207
Services, maintenance and support	799	1,198	2,403	2,976
Total revenue	1,512	2,035	4,592	5,183
Cost of revenue:
Product	344	390	1,000	1,091
Services, maintenance and support	526	570	1,469	1,698
Total cost of revenue	870	960	2,469	2,789
Gross margin	642	1,075	2,123	2,394
Operating Expenses:
Research and development	552	549	1,808	1,860
Sales and marketing	597	939	1,874	2,854
General and administrative	1,776	1,397	5,075	4,579
Amortization of deferred stock compensation *	—	23	—	113
Total operating expenses	2,925	2,908	8,757	9,406
Loss from operations	(2,283)	(1,833)	(6,634)	(7,012)
Other income (expense):
Interest income	12	5	41	33
Other income (expense), net	(18)	521	(17)	511
Total other income, net	(6)	526	24	544
Net loss	$(2,289)	$(1,307)	$(6,610)	$(6,468)

Net loss per share - basic and diluted	$(0.07)	$(0.05)	$(0.20)	$(0.26)
Weighted average shares used in calculating basic and diluted net loss per share	33,335	25,371	32,358	25,345

* Amortization of deferred stock compensation excluded from the following expenses:
Cost of revenue	$—	$3	$—	$13
Research and development	—	2	—	10
Sales and marketing	—	17	—	87
General and administrative	—	1	—	3
	$—	$23	$—	$113

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

as of September 30, 2004 and December 31, 2003

(in thousands, except share and per share data)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$4,763	$5,438
Accounts receivable, net of allowance for doubtful accounts of $33 at September 30, 2004 and $44 at December 31, 2003	591	695
Inventories, including inventory shipped to customers’ sites, not yet installed of $35 at September 30, 2004 and $41 at December 31, 2003	682	937
Prepaid expenses and other current assets	340	515
Total current assets	6,376	7,585
Property and equipment, net	288	352
Other assets	291	291
Total assets	$6,955	$8,228

Liabilities and Stockholders’ Equity:
Current liabilities:
Line of Credit	$750	$—
Accounts payable	828	$941
Deferred revenue and customer deposits	1,214	671
Accrued liabilities and other	1,559	1,125
Total current liabilities	4,351	2,737
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2004 and December 31, 2003; 34,542,021 and 31,390,383 shares issued at September 30, 2004 and December 31, 2003, respectively	35	31
Less: treasury common stock, 1,181,625 and 1,179,625 shares at September 30, 2004 and December 31, 2003, respectively, at cost	(53)	(51)
Additional paid-in-capital	89,999	86,278
Accumulated deficit	(87,377)	(80,767)
Total stockholders’ equity	2,604	5,491
Total liabilities and stockholders’ equity	$6,955	$8,228

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the nine months ended September 30, 2004 and 2003

(in thousands)

	Nine Months Ended
	September 30, 2004	September 30, 2003
	(unaudited)

Cash Flows from Operating Activities:
Net loss	$(6,610)	$(6,468)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation.	208	155
Stock-based compensation	—	113
Compensation on options issued to consultants	18	32
Provision for doubtful accounts	44	75
Changes in current assets and liabilities:
Accounts receivable	60	(300)
Inventories.	255	293
Prepaid expenses and other current assets	175	187
Other assets	—	(29)
Accounts payable	(113)	(12)
Deferred revenue and customer deposits	543	(514)
Accrued liabilities and other	434	252
Net cash used in operating activities	(4,986)	(6,216)

Cash Flows from Investing Activities:
Sale of short-term investments	—	2,400
Purchase of property and equipment	(144)	(50)
Net cash provided by (used in) investing activities	(144)	2,350

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	3,707	77
Repurchases of common stock	(2)	—
Proceeds from draw on line of credit	750	1,500
Net cash provided by financing activities	4,455	1,577
Net increase (decrease) in cash and cash equivalents	(675)	(2,289)
Cash and cash equivalents, beginning of period	5,438	4,783
Cash and cash equivalents, end of period	$4,763	$2,494

Supplemental Cash Flow Information:
Cash paid for income taxes	$46	$—